Bancroft Fund Ltd. N-2/A

Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

BANCROFT FUND LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Carry Forward Securities
Carry Forward Securities	Equity	Common Shares(2)	Rule 415(a)(6)			(1)			N-2	333-259267	December 20, 2021	(1)
Carry Forward Securities	Equity	Preferred Shares(2)	Rule 415(a)(6)			(1)			N-2	333-259267	December 20, 2021	(1)
Carry Forward Securities	Debt	Debt Securities (3)	Rule 415(a)(6)			(1)			N-2	333-259267	December 20, 2021	(1)
Carry Forward Securities	Other	Subscription Rights(4)	Rule 415(a)(6)			(1)			N-2	333-259267	December 20, 2021	(1)
Carry Forward Securities	Other	Unallocated (Universal) Shelf	Rule 415(a)(6)			$100,000,000(1)			N-2	333-259267	December 20, 2021	$9,270
Total Offering Amounts						$100,000,000		—
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$0

(1)	Included as part of Unallocated (Universal) Shelf. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the Registrant is carrying forward $100,000,000 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement on Form N-2 (File No. 333-259267) initially filed On September 2, 2021, as amended on December 14, 2021, declared effective on December 20, 2021, and further amended on January 7, 2022 and August 25, 2022 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $9,270 relating to the securities registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)	There is being registered hereunder an indeterminate number of common shares and preferred shares as may be sold, from time to time.
(3)	There is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time. Debt securities may be issued at an original issue discount or at a premium.
(4)	There is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common shares and/or preferred shares.